SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported) July 24, 2002



                             HALLADOR PETROLEUM COMPANY
               (Exact name of registrant as specified in charter)



             Colorado                   0-14731             84-1014610
      (State or other juris-          (Commission         (IRS Employer
     diction of incorporation)        file number)      Identification No.)



                1660 Lincoln Street, Suite 2700, Denver, CO 80264
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: 303.839.5504

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a)  Previous Independent Accountants

On July 24, 2002, Arthur Andersen LLP ("Andersen") was dismissed as independent accountants for Hallador Petroleum Company (the "Company") effective immediately. The decision to dismiss Andersen was recommended by the Audit Committee of the Board of Directors and was approved by the Board of Directors on July 24, 2002.

Andersen's reports on the Company's financial statements for the two fiscal years ended December 31, 2000 and December 31, 2001, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and the period from January 1, 2002 through the date of Andersen's termination, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. In addition, during the above-stated period, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided a copy of the foregoing statements to Andersen. Although the Company requested a letter from Andersen stating its agreement with such statements and although the Company has used reasonable efforts to obtain such letter, the Company has not been able to obtain the letter.

(b)New Independent Accountants

Effective July 24, 2002, the Company appointed KPMG LLP ("KPMG") as its new independent accountants for the fiscal year ended December 31, 2002. The decision to appoint KPMG was recommended by the Audit Committee of the Board of Directors and was approved by the Board of Directors on July 24, 2002.

During the two most recent fiscal years and through the date of engaging KPMG, the Company did not consult with KPMG regarding any of the matters or events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        HALLADOR PETROEUM COMPANY
                                             (Registrant)


Dated: July 30, 2002                    By /s/ Victor P. Stabio
                                           ------------------------------
                                           Victor P. Stabio
                                           Chief Executive Officer and
                                           Chief Financial Officer

                                           Signing on behalf of the registrant
                                           and as principal financial officer.